FOR RELEASE: 10/27/06
MEDIA CONTACT: Ben Kiser, 402.458.3024
INVESTOR CONTACT: Cheryl Watson, 317.469.2064


                 NELNET, INC. SUPPLEMENTAL FINANCIAL INFORMATION
                           FOR THE THIRD QUARTER 2006

The following supplemental information should be read in connection with the third-quarter 2006 earnings press release of Nelnet, Inc. (the "Company"), dated October 27, 2006.

Information contained in this earnings supplement, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or expected. Among the key factors that may have a direct bearing on Nelnet's operating results, performance, or financial condition are changes in terms of student loans and the educational credit marketplace, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, or changes in the general interest rate environment and in the securitization markets for education loans. Certain prior year amounts have been reclassified to conform to the current period presentation. For more information see our filings with the Securities and Exchange Commission.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                  -----------------------------------------  ---------------------------
                                                  SEPTEMBER 30,   JUNE 30,    SEPTEMBER 30,  SEPTEMBER 30, SEPTEMBER 30,
                                                     2006           2006          2005          2006           2005
                                                  ------------  ------------  -------------  ------------  -------------
                                                   (UNAUDITED)  (UNAUDITED)    (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
                                                             (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Interest income:
    Loan interest                                 $   401,704   $   383,867    $   247,791   $ 1,133,093    $   671,589
    Amortization of loan premiums and deferred
       origination costs                              (21,568)      (21,125)       (20,041)      (64,555)       (52,370)
    Investment interest                                25,986        24,314         11,491        69,841         26,643
                                                  ------------  ------------  -------------  ------------  -------------
      Total interest income                           406,122       387,056        239,241     1,138,379        645,862

Interest expense:
    Interest on bonds and notes payable               333,766       300,844        160,243       893,559        398,045
                                                  ------------  ------------  -------------  ------------  -------------
      Net interest income                              72,356        86,212         78,998       244,820        247,817

Less provision for loan losses                          1,700         2,190          1,402        13,508          5,557
                                                  ------------  ------------  -------------  ------------  -------------
      Net interest income after provision
         for loan losses                               70,656        84,022         77,596       231,312        242,260
                                                  ------------  ------------  -------------  ------------  -------------
Other income (expense):
    Loan and guarantee servicing income                48,462        44,042         37,459       139,578        109,313
    Other fee-based income                             31,221        16,074         10,503        65,450         22,886
    Software services income                            4,399         4,018          1,951        11,826          6,759
    Other income                                       13,617         2,906          2,458        18,510          5,382
    Derivative market value, foreign currency,
      and put option adjustments                      (79,941)       29,113         65,382       (11,565)        74,300
    Derivative settlements, net                         4,973         6,702         (2,962)       16,419        (19,049)
                                                  ------------  ------------  -------------  ------------  -------------
      Total other income (expense)                     22,731       102,855        114,791       240,218        199,591
                                                  ------------  ------------  -------------  ------------  -------------
Operating expenses:
    Salaries and benefits                              65,383        62,207         44,311       185,274        123,615
    Other expenses                                     56,925        45,904         32,705       147,759         95,936
    Amortization of intangible assets                   6,534         6,161          1,919        18,328          4,651
                                                  ------------  ------------  -------------  ------------  -------------
      Total operating expenses                        128,842       114,272         78,935       351,361        224,202
                                                  ------------  ------------  -------------  ------------  -------------
      Income (loss) before income taxes               (35,455)       72,605        113,452       120,169        217,649

Income tax expense (benefit)                          (13,101)       26,852         41,091        44,462         78,974
                                                  ------------  ------------  -------------  ------------  -------------
      Net income (loss) before minority interest      (22,354)       45,753         72,361        75,707        138,675

Minority interest in net earnings of subsidiaries           -             -           (229)         (242)          (229)
                                                  ------------  ------------  -------------  ------------  -------------
      Net income (loss)                           $   (22,354)  $    45,753    $    72,132   $    75,465    $   138,446
                                                  ============  ============  =============  ============  =============
      Earnings (loss) per share, basic
      and diluted                                 $     (0.42)  $      0.84    $      1.34   $      1.40    $      2.58
                                                  ============  ============  =============  ============  =============

Weighted average shares outstanding                53,348,466    54,297,230     53,734,218    53,959,075     53,709,801

CONDENSED CONSOLIDATED BALANCE SHEETS AND FINANCIAL DATA


                                                     AS OF          AS OF           AS OF
                                                  SEPTEMBER 30,  DECEMBER 31,    SEPTEMBER 30,
                                                     2006            2005            2005
                                                 -------------  --------------  -------------
                                                  (UNAUDITED)                    (UNAUDITED)
                                                            (DOLLARS IN THOUSANDS)
Assets:
    Student loans receivable, net                $ 22,933,718   $ 20,260,807   $ 16,379,293
    Cash, cash equivalents, and investments         1,810,839      1,645,797      1,304,261
    Goodwill                                          188,603         99,535         67,942
    Intangible assets, net                            169,824        153,117         34,644
    Other assets                                      788,336        639,366        525,185
                                                 -------------  -------------  -------------
      Total assets                               $ 25,891,320   $ 22,798,622   $ 18,311,325
                                                 =============  =============  =============
Liabilities:
    Bonds and notes payable                      $ 24,690,245   $ 21,673,620   $ 17,418,652
    Other liabilities                                 519,814        474,884        295,582
                                                 -------------  -------------  -------------
      Total liabilities                            25,210,059     22,148,504     17,714,234
                                                 -------------  -------------  -------------

Minority interest in subsidiaries                           -            626            274

Shareholders' equity                                  681,261        649,492        596,817
                                                 -------------  -------------  -------------
      Total liabilities and shareholders' equity $ 25,891,320   $ 22,798,622   $ 18,311,325
                                                 =============  =============  =============


Return on average total assets                           0.41%           1.00%          1.10%
Return on average equity                                 14.1%           32.4%          34.9%


NON-GAAP PERFORMANCE MEASURES

The Company prepares financial statements in accordance with generally accepted accounting principles ("GAAP"). In addition to evaluating the Company's GAAP-based financial information, management also evaluates the Company on certain non-GAAP performance measures referred to as base net income. While base net income is not a substitute for reported results under GAAP, the Company provides base net income as additional information regarding its financial results.

Adjusted base net income, which excludes certain special allowance yield adjustments and related hedging activity on the Company's portfolio of student loans earning a minimum special allowance payment of 9.5%, is used by management to develop the Company's financial plans, track results, and establish corporate performance targets.

The following table provides a reconciliation of GAAP net income (loss) to base and adjusted base net income.

                                                    THREE MONTHS ENDED                   NINE MONTHS ENDED
                                             ------------------------------------    ------------------------
                                             SEPTEMBER 30,  JUNE 30,  SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                                               2006          2006         2005          2006          2005
                                             ----------   ----------   ----------    ----------    ----------
                                                         (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
GAAP net income (loss) (a)                   $ (22,354)   $  45,753    $  72,132     $  75,465     $ 138,446
Base adjustments:
    Derivative market value,
        foreign currency,
        and put option adjustments              79,941      (29,113)     (65,382)       11,565       (74,300)
    Amortization of intangible assets            6,534        6,161        1,919        18,328         4,651
    Non-cash stock based compensation
        related to business combinations           476          477            -         1,271             -
    Variable-rate floor income                       -            -            -             -             -
                                             ----------   ----------   ----------    ----------    ----------
Total base adjustments before income taxes      86,951      (22,475)     (63,463)       31,164       (69,649)
Net tax effect (c)                             (31,698)       8,446       24,116       (10,391)       26,467
                                             ----------   ----------   ----------    ----------    ----------
Total base adjustments                          55,253      (14,029)     (39,347)       20,773       (43,182)
                                             ----------   ----------   ----------    ----------    ----------
     Base net income (a)                        32,899       31,724       32,785        96,238        95,264

Adjustments to base net income:
    Special allowance yield adjustment (b)           -      (10,550)     (21,766)      (24,460)      (77,427)
    Derivative settlements, net                 (7,909)      (7,721)       2,644       (19,794)       16,961
                                             ----------   ----------   ----------    ----------    ----------
Total adjustments to base net income
        before income taxes                     (7,909)     (18,271)     (19,122)      (44,254)      (60,466)
Net tax effect (c)                               3,006        6,943        7,266        16,817        22,977
                                             ----------   ----------   ----------    ----------    ----------
Total adjustments to base net income            (4,903)     (11,328)     (11,856)      (27,437)      (37,489)
                                             ----------   ----------   ----------    ----------    ----------
    Adjusted base net income (a)             $  27,996    $  20,396    $  20,929     $  68,801     $  57,775
                                             ==========   ==========   ==========    ==========    ==========
Earnings (loss) per share, basic and
diluted:
    GAAP net income (loss) (a)               $   (0.42)   $    0.84    $    1.34     $    1.40 $        2.58
    Total base adjustments                        1.04        (0.25)       (0.73)         0.38         (0.81)
                                             ----------   ----------   ----------    ----------    ----------
         Base net income (a)                      0.62         0.59         0.61          1.78          1.77

    Total adjustments to base net income         (0.10)       (0.21)       (0.22)        (0.50)        (0.70)
                                             ----------   ----------   ----------    ----------    ----------
        Adjusted base net income (a)         $    0.52  $      0.38    $    0.39     $    1.28     $    1.07
                                             ==========   ==========   ==========    ==========    ==========

------------------------------------------

(a) Includes expense of $6.9 million ($4.3 million or $0.08 per share after tax) for the nine months ended September 30, 2006, to increase the Company's allowance for loan losses due to a provision in the Deficit Reduction Act that increased risk sharing for student loan holders by one percent on FFELP loans. This expense was recognized by the Company in the first quarter 2006.

(b) As previously disclosed, pending satisfactory resolution of the October 6, 2006 letter from the Department of Education (the "Department") related to the audit report by the Department's Office of Inspector General regarding certain loans receiving 9.5% special allowance payments, the Company has determined to defer recognition of the 9.5% special allowance payments which the Department is currently withholding payment. Income from these 9.5% special allowance payments would have been $8.9 million ($5.5 million or $0.10 per share after tax) for the three months ended September 30, 2006.

(c) Tax effect computed at 38%. The change in the value of the put option is not tax effected as this is not deductible for income tax purposes.

Base net income is a non-GAAP financial measure and may not be comparable to similarly titled measures reported by other companies. The Company's base net income presentation does not represent another comprehensive basis of accounting. A more detailed discussion of the differences between GAAP and base net income follows.

DERIVATIVE MARKET VALUE, FOREIGN CURRENCY, AND PUT OPTION ADJUSTMENTS: Base net income excludes the periodic unrealized gains and losses caused by the change in market value on those derivatives in which the Company does not qualify for hedge accounting. The Company maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Management has structured all of the Company's derivative transactions with the intent that each is economically effective. However, the Company's derivative instruments do not qualify for hedge accounting under Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, and thus may adversely impact earnings.

Base net income also excludes the foreign currency transaction gain or loss caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars and the change in the market value of put options issued by the Company for certain business acquisitions.

AMORTIZATION OF INTANGIBLE ASSETS: Base net income excludes the amortization of acquired intangibles.

NON-CASH STOCK BASED COMPENSATION RELATED TO BUSINESS COMBINATIONS: The Company has structured certain business combinations in which the stock consideration paid has been dependent on the sellers' continued employment with the Company. As such, the value of the consideration paid is recognized as compensation expense by the Company over the term of the applicable employment agreement. Base net income excludes this expense.

VARIABLE-RATE FLOOR INCOME: Loans that reset annually on July 1 can generate excess spread income as compared to the rate based on the special allowance payment formula in declining interest rate environments. The Company refers to this additional income as variable-rate floor income. There was no variable-rate floor income in the periods presented.

STUDENT LOANS RECEIVABLE

Student loans receivable includes all student loans owned by or on behalf of the Company and includes the unamortized cost of acquisition or origination less an allowance for loan losses. The following table describes the components of the Company's loan portfolio:

                                               AS OF                      AS OF                    AS OF
                                           SEPTEMBER 30,              DECEMBER 31,             SEPTEMBER 30,
                                               2006                       2005                    2005
                                      -----------------------   ----------------------- ---------------------
                                                     PERCENT                   PERCENT               PERCENT
                                        DOLLARS     OF TOTAL      DOLLARS     OF TOTAL    DOLLARS   OF TOTAL
                                      ------------ ----------   ------------ ---------- ----------- --------
                                                                 (DOLLARS IN THOUSANDS)
Federally insured:
   Stafford                          $  6,290,116      27.4 %  $  6,434,655     31.8 %  $  5,623,229     34.3 %
   PLUS/SLS                               391,981       1.7         376,042      1.8         294,888      1.8
   Consolidation                       15,672,102      68.3      13,005,378     64.2      10,170,684     62.1
Non-federally insured                     180,462       0.8          96,880      0.5          96,920      0.6
                                      ------------ ---------   ------------- --------   ------------- --------
     Total                             22,534,661      98.2      19,912,955     98.3      16,185,721     98.8

Unamortized premiums and deferred
   origination costs                      424,151       1.9         361,242      1.8         205,656      1.3
Allowance for loan losses:
   Allowance - federally insured           (7,517)      0.0             (98)     0.0             (98)     0.0
   Allowance - non-federally insured      (17,577)     (0.1)        (13,292)    (0.1)        (11,986)    (0.1)
                                      ------------ ---------   ------------- --------   ------------- --------
     Net                             $ 22,933,718     100.0 %  $ 20,260,807    100.0 %  $ 16,379,293    100.0 %
                                      ============ =========   ============= ========   ============= ========

The following table sets forth the loans originated or acquired through each of the Company's channels:

                                                 THREE MONTHS ENDED                   NINE MONTHS ENDED
                                     ------------------------------------------  ---------------------------
                                     SEPTEMBER 30,    JUNE 30,    SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
                                         2006           2006          2005            2006          2005
                                     -------------  ------------  -------------  -------------  ------------
                                                             (DOLLARS IN THOUSANDS)
Beginning balance                    $ 22,012,670  $ 20,963,219   $ 15,469,689   $ 19,912,955  $ 13,299,094
Direct channel:
    Consolidation loan originations     1,493,981     1,045,094      1,097,436      3,563,910     2,624,106
    Less consolidation of existing
    portfolio                            (726,700)     (567,300)      (559,700)    (1,727,900)   (1,274,100)
                                     -------------  ------------   ------------  -------------  ------------
       Net consolidation loan
       originations                       767,281       477,794        537,736      1,836,010     1,350,006
    Stafford/PLUS loan originations       385,997       151,017        239,927        843,162       567,549
Branding partner channel                   94,229       326,764         43,934        841,258     1,126,788
Forward flow channel                      336,775       579,701        260,072      1,268,288       901,185
Other channels                              2,070       424,620          5,015        480,528        39,200
                                     -------------  ------------   ------------  -------------  ------------

    Total channel acquisitions          1,586,352     1,959,896      1,086,684      5,269,246     3,984,728

Repayments, claims, capitalized
    interest, and other                  (368,789)     (453,866)      (130,252)    (1,187,813)     (599,601)
Consolidation loans lost to
external parties                         (342,400)     (310,800)      (240,400)      (923,600)     (498,500)
Loans sold                               (353,172)     (145,779)             -       (536,127)            -
                                     -------------  ------------   ------------  -------------  ------------
Ending balance                       $  22,534,661 $ 22,012,670   $ 16,185,721   $ 22,534,661  $ 16,185,721
                                     =============  ============   ============  =============  ============

INTEREST RATE SENSITIVITY

The following table shows the Company's student loan assets currently earning at a fixed rate as of September 30, 2006:

                           BORROWER/
             FIXED           LENDER         ESTIMATED
            INTEREST        WEIGHTED        VARIABLE          BALANCE
              RATE          AVERAGE        CONVERSION        OF FIXED
             RANGE           YIELD          RATE (a)        RATE ASSETS
            ---------    --------------   ------------    --------------
                                                          (DOLLARS IN
                                                            THOUSANDS)
            8.0 - 9.0%       8.15             5.51        $   564,227
             > 9.0           9.04             6.40            402,641
            9.5 floor yield  9.50             6.86          3,140,646
                                                           -----------

                                                          $ 4,107,514
                                                           ===========

            -----------------------

    (a) The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to variable rate.

As a portion of the Company's student loan assets earn a fixed rate, management uses fixed-rate debt and interest rate swaps to reduce the economic effect of interest rate volatility. The total fixed-rate student loan assets of $4.1 billion held by the Company at September 30, 2006, includes $2.5 billion of loans purchased prior to September 30, 2004 with proceeds of tax-exempt obligations originally issued prior to October 1, 1993 and then subsequently sold utilizing proceeds of taxable obligations, without retiring the tax-exempt obligations. Interest income that is generated from this $2.5 billion portfolio in excess of income based upon standard special allowance rates is referred to by the Company as the special allowance yield adjustment. The following table summarizes the derivative instruments used by the Company as of September 30, 2006 to hedge this $2.5 billion loan portfolio. Since the $2.5 billion portfolio of student loans will decrease as principal payments are made on these loans, the Company has structured the related derivatives to expire or "amortize" in a similar pattern.

                                               WEIGHTED AVERAGE
                                               FIXED RATE PAID BY
             MATURITY        NOTIONAL VALUES      THE COMPANY
          ----------------   ---------------   -------------------
                          (dollars in thousands)

        2006               $     250,000               3.16 %
        2007                     118,750               3.35
        2008                     293,750               3.78
        2009                     193,750               4.01
        2010                     687,500               4.25
        2011                           -                  -
        2012                     275,000               4.31
        2013                     525,000               4.36
                            -------------        ----------------
          Total            $   2,343,750               4.04 %
                            =============        ================

As previously disclosed, pending satisfactory resolution of the October 6, 2006 letter from the Department of Education (the "Department") related to the audit report by the Department's Office of Inspector General regarding certain loans receiving 9.5% special allowance payments, the Company has determined to defer recognition of the 9.5% special allowance payments which the Department is currently withholding payment. The Company has maintained its portfolio of interest rate swaps (summarized in the previous table) used to hedge the portfolio of loans in which the Department is currently withholding the 9.5% special allowance payments pending satisfactory resolution of this issue.

The following table summarizes the outstanding derivative instruments as of September 30, 2006 used by the Company to hedge the remaining fixed-rate loan portfolio.

                                                WEIGHTED AVERAGE
                                               FIXED RATE PAID BY
           MATURITY          NOTIONAL VALUES       THE COMPANY
        -------------       ----------------   ------------------
                         (DOLLARS IN THOUSANDS)
        2007                 $   393,750                3.45 %
        2008                     168,750                3.72
        2009                     118,750                4.01
        2010                     450,000                4.25
                             -----------       ----------------
           Total             $ 1,131,250                3.87 %
                             ===========       ================

In addition to the interest rate swaps with notional values of $1.1 billion summarized above, as of September 30, 2006, the Company had $466.1 million of fixed-rate debt (excluding the Company's fixed-rate unsecured debt of $475 million) that was used by the Company to hedge fixed-rate student loan assets.

DERIVATIVE SETTLEMENTS

The following table summarizes the components of derivative settlements.


                                                        THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                --------------------------------------  --------------------------
                                                SEPTEMBER 30, JUNE 30,   SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                                                   2006         2006         2005          2006          2005
                                                -----------  ----------- ------------  -----------  --------------
                                                                         (DOLLARS IN THOUSANDS)
Special allowance yield adjustment derivatives  $    7,909   $    7,721   $   (2,644)   $  19,794    $  (16,961)
Other interest rate and basis swap derivatives       4,172        2,797         (318)       8,701        (2,088)
Cross currency interest rate swaps                  (5,115)      (3,816)           -      (10,083)            -
Other (a)                                           (1,993)           -            -       (1,993)            -
                                                -----------  -----------  -----------  -----------  ------------
Derivative settlements, net                     $    4,973   $    6,702   $   (2,962)   $  16,419    $  (19,049)
                                                ===========  ===========  ===========  ===========  ============

(a) During the three months ended September 30, 2006, the Company issued Capital Efficient Notes ("CENts") and entered into a derivative instrument to economically lock into a fixed interest rate prior to the actual pricing of the transaction. Upon pricing of the CENts, the Company terminated this derivative instrument. The consideration paid by the Company to terminate this derivative was $2.0 million.

STUDENT LOAN SERVICING

The Company performs servicing activities for its own portfolio and third parties. The following table summarizes the Company's loan servicing volumes:


                                 AS OF SEPTEMBER 30,                AS OF DECEMBER 31,                  AS OF SEPTEMBER 30,
                                        2006                               2005                               2005
                          ---------------------------------  --------------------------------- ---------------------------------
                           COMPANY    THIRD PARTY   TOTAL      COMPANY   THIRD PARTY   TOTAL    COMPANY   THIRD PARTY   TOTAL
                          ----------- ----------- ----------  ---------- ----------- --------- ---------- ----------- ----------
                                                                 (DOLLARS IN MILLIONS)
FFELP and private loans     $ 20,772   $  9,097   $ 29,869    $ 16,969   $ 10,020    $ 26,989   $ 14,700    $  8,458   $ 23,158
Canadian loans (in U.S. $)         -      9,348      9,348           -      8,139       8,139          -       8,118      8,118
                          ----------- ---------- ----------  ---------- ---------- ----------- ---------- ----------- ----------
Total                       $ 20,772   $ 18,445   $ 39,217    $ 16,969   $ 18,159    $ 35,128   $ 14,700    $ 16,576   $ 31,276
                          =========== ========== ==========  ========== ========== =========== ========== =========== ==========

STUDENT LOAN SPREAD

The following table analyzes the student loan spread on the Company's portfolio of student loans. This table represents the spread on assets earned in conjunction with the liabilities used to fund the assets, including the effects of net derivative settlements.

                                                               THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                   -------------------------------------------  -----------------------------
                                                   SEPTEMBER 30,     JUNE 30,    SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
                                                       2006            2006          2005           2006           2005
                                                   -------------  -------------  -------------  -------------- --------------

Student loan yield                                         7.91 %         7.93 %         6.94 %         7.84 %         6.72 %
Consolidation rebate fees                                 (0.72)         (0.70)         (0.65)         (0.71)         (0.64)
Premium and deferred origination costs amortization       (0.39)         (0.40)         (0.51)         (0.41)         (0.47)
                                                   -------------  -------------  -------------  -------------  -------------

Student loan net yield                                     6.80           6.83           5.78           6.72           5.61
Student loan cost of funds (a)                            (5.32)         (5.00)         (3.83)         (4.99)         (3.52)
                                                   -------------  -------------  -------------  -------------  -------------

Student loan spread                                        1.48           1.83           1.95           1.73           2.09
Special allowance yield adjustments, net of
   settlements on derivatives (b)                         (0.14)         (0.34)         (0.49)         (0.28)         (0.55)
                                                   -------------  -------------  -------------  -------------  -------------

Core student loan spread                                   1.34 %         1.49 %         1.46 %         1.45 %         1.54 %
                                                   =============  =============  =============  =============  =============

Average balance of student loans (in thousands)    $ 22,170,118   $ 21,289,877   $ 15,628,420   $ 21,268,972   $ 14,766,024
Average balance of debt outstanding (in thousands)   23,881,928     23,126,198     16,564,494     22,984,011     15,669,656

------------------------------------------------

(a) The student loan cost of funds includes the effects of net settlement costs on the Company's derivative instruments (excluding the $2.0 million settlement related to the derivative instrument entered into in connection with the issuance of the CENts).

(b) The special allowance yield adjustments represent the impact on net spread had loans earned at statutorily defined rates under a taxable financing. The special allowance yield adjustments include net settlements on derivative instruments that were used to hedge this loan portfolio earning the excess yield.